UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2024

Plug Power Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34392	22-3672377
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

125 Vista Boulevard, Slingerlands, New York	12159
(Address of principal executive offices)	(Zip Code)

(518) 782-7700

Registrant’s telephone number, including area code:

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PLUG	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On July 18, 2024, Plug Power Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, as representative of the several underwriters named in Schedule I thereto (the “Underwriters”), pursuant to which the Company agreed to issue and sell 78,740,157 shares of its common stock, par value $0.01 per share (the “Common Stock”), at a public offering price of $2.54 per share (the “Offering”). Under the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 11,811,023 shares of Common Stock at the public offering price, less the underwriting discount.

The Company estimates that the net proceeds from the Offering, after deducting the underwriting discount and estimated offering expenses payable by the Company, will be approximately $190.6 million (or approximately $219.2 million if the Underwriters exercise their option to purchase additional shares of Common Stock in full). The Company intends to use the net proceeds from the Offering for general corporate purposes.

The Offering closed on July 22, 2024 and was made pursuant to a prospectus supplement dated July 18, 2024 and a base prospectus dated June 8, 2022 relating to the Company’s registration statement on Form S-3 (File No. 333-265488).

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, customary conditions to closing and indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended. The representations, warranties, covenants and agreements contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The foregoing is a summary description of the Underwriting Agreement and is qualified in its entirety by the text of the Underwriting Agreement attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

In connection with the filing of the Underwriting Agreement, the Company is filing as Exhibit 5.1 hereto an opinion of its counsel, Goodwin Procter LLP, regarding the legality of the shares of Common Stock issued in the Offering.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title
1.1	Underwriting Agreement, dated July 18, 2024, by and among Plug Power Inc., and Morgan Stanley & Co. LLC, as representative of the several underwriters named in Schedule I thereto
5.1	Opinion of Goodwin Procter LLP
23.1	Consent of Goodwin Procter LLP (contained in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plug Power Inc.

Date: July 22, 2024	By:	/s/ Paul Middleton
Name: Paul Middleton
Title: Chief Financial Officer

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